Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	May 4, 2018
Joint Filer Information
Joint Filers:

1. Name:	Matthew Lindenbaum
Address: Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

2. Name:	Bennett Lindenbaum
Address: Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

3. Name:	Basswood Capital Management, L.L.C.
Address: Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

4. Name:	Basswood Financial Long Only Fund, LP
Address: Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022